Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 dated as of September 21, 2012 (this “Amendment”), to the Senior Secured Super Priority Priming Debtor in Possession Credit Agreement dated as of August 29, 2012 (as amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”), among ATP Oil & Gas Corporation, as debtor and debtor-in-possession (the “Borrower”), the Lenders from time to time party thereto and Credit Suisse AG, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent.

WHEREAS, pursuant to the Credit Agreement, the Lenders have extended credit to the Borrower;

WHEREAS, the Borrower has requested that the Lenders agree to waive and amend certain provisions of the Credit Agreement as set forth herein;

WHEREAS, the undersigned Lenders are willing to agree to such waiver and to so amend the Credit Agreement on the terms and subject to the conditions set forth herein; and

WHEREAS, capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Waiver. Subject to the satisfaction of the conditions set forth below, the undersigned Lenders hereby permanently waive, as of the Amendment Effective Date (as defined below), any Default that may have occurred as a result of the failure of the Borrower to file with the Bankruptcy Court an application to appoint a CRO on or before the twenty-fifth (25th) day after the Petition Date. Subject to the satisfaction of the conditions set forth below, the undersigned Lenders hereby permanently waive the requirement contained in Section 8.12 of the Credit Agreement for delivery of a Reserve Report solely as of December 31, 2012.

SECTION 2. Amendments to Credit Agreement.

(a) The following defined terms are hereby added to Section 1.01 of the Credit Agreement in the proper alphabetical order:

“Additional Interest” means, for any day, with respect to (a) all Loans, interest on such Loans at a rate of 0.50% per annum and (b) all Loans of Qualified Lenders and assignees thereof, interest on all Loans of such Lenders (as such Loans may be assigned) at a rate of 2.00% per annum.

“Additional NM Loans” has the meaning set forth in Section 2.01(a)(v) hereof.

“Approved Plan” has the meaning set forth on Schedule 10.01.

“First Amendment” means that certain Amendment No. 1 to the Agreement, dated as of September 21, 2012.

“MBL Agreement” means that certain Agreement Regarding Prepetition Hedge Obligations, dated on or about September 19, 2012, entered into by and between the Borrower and MBL, with such amendments, modifications and supplements thereto, and amendments and restatements thereof, as are permitted under this Agreement.

“Sale Motion” has the meaning set forth on Schedule 10.01.

“Specified Event” means the occurrence of either (a) the failure of the Administrative Agent and Lenders to have received, on or before October 31, 2012, a Satisfactory APE Report with respect to the Telemark Project, the Gomez Project and the Clipper Project (or if received earlier, such report does not meet the terms of the definition of Satisfactory APE Report) or (b) November 15, 2012 if the Final DIP Budget Availability Date has not occurred on or before such date.

“Qualified Lender” means any Lender who, on or before September 25, 2012 (a) pursuant to the First Amendment provides a Commitment for no less than its pro rata share of the Additional NM Loans or (b) purchases from Credit Suisse a Commitment to make no less than its pro rata share of Additional NM Loans committed to under the First Amendment.

(b) The definition of “Clipper Project Budget” set forth in Section 1.01 of the Credit Agreement is hereby amended such that the definition as a whole reads:

“ “Clipper Project Budget” means a detailed, week by week budget of all Capital Expenditures (which Capital Expenditures shall be consistent with the Forecast) to be made with respect to the Clipper Project, which shall be in the form of Exhibit C-1 attached hereto and shall include details as to accounts payable relating to the Clipper Project, separated by pre- and post-petition, including vendor and description of goods and/or services performed for all individual expenditures over $100,000 and not less than 90% of all expenditures, together with any updates thereto approved by the Required Lenders in their reasonable discretion.”

(c) The definition of “Commitment” set forth in Section 1.01 of the Credit Agreement is hereby amended such that the definition as a whole reads:

“ “Commitment” means, with respect to each Lender, the commitment of such Lender to make NM Loans under this Agreement as set forth on Annex I or in the Assignment and Assumption pursuant to which such Lender assumed its Commitment, as applicable, as such commitment as reflected on Annex I may be (a) modified from time to time pursuant to Section 2.06, (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b) and (c) modified pursuant to the First Amendment.”

(d) The definition of “DIP Budget” set forth in Section 1.01 of the Credit Agreement is hereby amended such that the definition as a whole reads:

“ “DIP Budget” means a monthly line item budget for the Borrower covering the period of at least 18 months following the Closing Date, which shall be tied to the Borrower’s long term business plan and shall be in the form of Exhibit D-1 hereto and shall include a detailed 13-week cash flow forecast consistent with the 18-month budget, together with all updates thereto approved by the Required Lenders in their reasonable discretion.”

(e) The definition of “DIP Budget Loans” set forth in Section 1.01 of the Credit Agreement is hereby amended such that the definition as a whole reads:

“ “DIP Budget Loans” means (a) NM Loans made (i) pursuant to the Term Sheet in the Initial DIP Budget Amount and (ii) on the Final DIP Budget Availability Date in the Final DIP Budget Amount, (b) the Additional DIP Budget Loans and (c) the Additional NM Loans.”

(f) Clause (c) of the definition of “Final Clipper Availability Date” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as a whole “(c) [reserved]; and”.

(g) The definition of “Final DIP Budget Availability Date” set forth in Section 1.01 of the Credit Agreement is hereby amended such that the provision as a whole reads:

“ “Final DIP Budget Availability Date” means the first date after the Closing Date and on or prior to November 15, 2012 on which each of the following conditions is met:

(a) the Final Order has been entered;

(b) the Administrative Agent and the Lenders have received Satisfactory APE Report(s) as to the Clipper Project, the Gomez Project and the Telemark Project;

(c) the price of Brent crude per barrel is no less than $90 on an average basis for Intercontinental Exchange’s then current twelve month forward strip; and

(d) the conditions set forth in Section 6.02 are met.”

(h) The definition of “Gomez #9 Availability Date” set forth in Section 1.01 of the Credit Agreement is hereby re-designated as “Additional DIP Budget Availability Date,” and amended such that the definition as a whole reads:

“ “Additional DIP Budget Availability Date” means the first date after the Closing Date and on or prior to January 15, 2013 on which each of the following conditions is met:

(a) the Final Order has been entered;

(b) the Administrative Agent and the Lenders have received a Satisfactory APE Report with respect to the Telemark Project, the Clipper Project and the Gomez Project;

(c) actual production volume at the Clipper Project is within a 10% negative variance of the projected volumes set forth on Schedule G-1 for a fifteen (15) day period following achievement of commercial operation at the Clipper Project; and

(d) the conditions set forth in Section 6.02 are met.”

(i) The definition of “Gomez #9 Project Amount” set forth in Section 1.01 of the Credit Agreement is hereby re-designated as “Additional DIP Budget Amount,” and amended such that the definition as a whole reads:

“ “Additional DIP Budget Amount” means $30,000,000.”

(j) The definition of “Gomez #9 Project Budget” set forth in Section 1.01 of the Credit Agreement is hereby amended such that the definition as a whole reads:

“ “Gomez #9 Project Budget” means a detailed, week by week budget of all Capital Expenditures (which Capital Expenditures shall be consistent with the Forecast) to be made with respect to the Gomez #9 Project, which shall be in the form of Exhibit G-1 hereto, together with any updates thereto approved by the Required Lenders in their reasonable discretion.”

(k) The definition of “Gomez #9 Project Loans” set forth in Section 1.01 of the Credit Agreement is hereby re-designated as “Additional DIP Budget Loans,” and amended such that the definition as a whole reads:

“ “Additional DIP Budget Loans” means NM Loans made on the Additional DIP Budget Availability Date in an amount up to the Additional DIP Budget Amount.”

(l) The definition of “Interest Payment Date” set forth in Section 1.01 of the Credit Agreement is hereby amended such that the definition as a whole reads:

“ “Interest Payment Date” means, for any Loan or Borrowing thereof hereunder, (a) with respect to the Additional Interest accruing on each Loan or Borrowing, the first Business Day of each calendar quarter, (b) with respect to all other interest accruing on any ABR Loan, the first Business Day of each month and (c) with respect all other interest accruing on any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part, and on the first Business Day of each month following the end of the first month included in such Interest Period.”

(m) The definition of “Permitted Investment” set forth in Section 1.01 of the Credit Agreement is hereby amended such that such introductory portion thereof reads:

“ “Permitted Investment” means an Investment by the Borrower, any Credit Party or any Restricted Subsidiary which (a) if exceeding $1,000,000 in any one transaction or series of related transactions, has been approved by the CRO and (b) is in or consists of:”

(n) Clause (u) of the definition of “Permitted Liens” in Section 1.01 of the Credit Agreement is hereby amended such that the provision as a whole reads:

“(u) in each case to the extent existing as of the Petition Date (i) and set forth on Schedule P-1, any interest or title of a lessor or sublessor under any lease, liens reserved in oil, gas or other Hydrocarbons, minerals, leases for bonus, royalty or rental payments and for compliance with the terms of such leases, (which, as of the Closing Date and until the date that is 30 days after the Closing Date, shall be copies of the “Divisions of Interests” for the Borrower’s oil and gas leases, and on and after the date that is 30 days after the Closing Date, shall be a description of all such Liens and the agreements giving rise thereto), (ii) any restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to (including, without limitation, ground leases, mortgages, mechanics’ liens, tax liens, and easements), or (iii) any subordination of the interest of the lessee or sublessee under such lease to any restrictions or encumbrance referred to in the preceding clause (ii);”

(o) The definition of “Satisfactory APE Report” set forth in Section 1.01 of the Credit Agreement is hereby amended such that the definition as a whole reads:

“ “Satisfactory APE Report” means an independent engineering report by Approved Petroleum Engineers showing:

(a) the aggregate PV-10 value of proved developed producing reserves with respect to the Telemark Project, the Gomez Project and the Clipper Project (as calculated by the Approved Petroleum Engineers, based on their methodology and using their estimates for production, Capital Expenditures, lease operating expenses and abandonment, but utilizing the Borrower’s estimates of oil, gas and liquids pricing and basis differentials used on Schedule P-2 hereto (subject to the Approved Petroleum Engineers’ confirmation of the reasonableness of such basis differentials) is not less than $700,000,000;

(b) with respect to the reserves attributable to the wells listed on Exhibit S-1 and comprising the Gomez #9 Project (i) the PV-10 value thereof is not less than $220,500,000, (ii) the total net proven reserves (on an MBOE basis for the life of the field) are not less than 14,079 and (iii) the Capital Expenditures estimated by the Approved Petroleum Engineers for such Project are not more than 10% greater than the amounts set forth in the Gomez #9 Project Budget; and

(c) with respect to the reserves attributable to the wells listed on Exhibit S-1 and comprising the Telemark Project, the Gomez Project and the Clipper Project (i) the PV-10 value thereof is not less than $1,150,000,000 and (ii) total net proven reserves (on an MBOE basis for the life of the fields) are not less than 56,494.”

(p) Clause (a) of the definition of “Subsequent Clipper Availability Date” set forth in Section 1.01 of the Credit Agreement is hereby amended to read “(a) [reserved];”

(q) Section 2.01(a)(iv) of the Credit Agreement is hereby amended such that the provision as a whole reads:

“(iv) on the Additional DIP Budget Availability Date in the Additional DIP Budget Amount; and”

(r) Section 2.01(a) of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (iii) thereof and adding the following as clause (v) thereof:

“(v) so long as the Additional DIP Budget Availability Date has occurred, on the date the conditions set forth in Section 9.07(b) are met in an amount equal to the amount of additional Commitments provided for under the First Amendment (such NM Loans the “Additional NM Loans”).”

(s) Section 2.03(d) of the Credit Agreement is hereby amended such that the provision as a whole reads:

“(d) Requests for Withdrawals. The Borrower may deliver to the Administrative Agent a Withdrawal Notice no later than 12:00 noon (New York time) on Wednesday of each week or at such other time as may be agreed to by the Administrative Agent in its reasonable discretion. If such Withdrawal Notice is delivered prior to the delivery to the Administrative Agent and the Lenders of the Clipper Project Budget in accordance with the terms of this Agreement and is made to fund Clipper Project expenditures, then such Withdrawal Notice shall include a reasonably detailed list of all Clipper Project expenditures intended to be funded with the proceeds of such withdrawal (a “Clipper Withdrawal Notice”). Upon receipt of a Clipper Withdrawal Notice, the Administrative Agent shall promptly post such Clipper Withdrawal Notice for review and, with respect to Clipper Project expenditures in excess of $100,000, approval by the Required Lenders. Upon receipt by Administrative Agent of approvals of Lenders constituting Required Lenders, such Clipper Withdrawal Notice shall be deemed approved and the amounts requested thereunder shall (subject to the other provisions of this clause (d)), be disbursed to the Borrower. Upon the receipt of a Withdrawal Notice (and any necessary approvals for Clipper Withdrawal Notices), the Administrative Agent shall transfer Loans in an aggregate principal amount equal to the amount specified in such Withdrawal Notice to the account of the Borrower specified in such Withdrawal Notice (i) to fund expenses of the following week in accordance with the DIP Budget and to fund Clipper Project expenditures approved in the applicable Clipper Withdrawal Notice and (ii) following delivery to the Administrative Agent and the Lenders of the Clipper Project Budget in accordance with the terms of this Agreement, to fund expenditures included in the Clipper Project Budget for the following week; provided that: (w) with respect to any withdrawal of proceeds of Additional NM Loans, such withdrawal may only be made to the extent that the amount of Unrestricted Cash on Hand as of such date does not exceed the amount of Liquidity required under Section 8.19(b)(ii), (x) after giving effect to each withdrawal, the aggregate Cash Collateral held by the Borrower will not exceed the amount necessary to fund all applicable expenditures for the following week, (y) immediately prior to making such withdrawal, no Event of Default shall have occurred and be continuing at such time or would result from such withdrawal and (z) funds withdrawn shall be used solely to pay expenses in accordance with the DIP Budget or applicable Project Budget within permitted variances. Each Withdrawal Notice shall contain a certification by the Borrower that the withdrawal request pursuant thereto complies, and the application of the funds so withdrawn will comply, with the terms of this Agreement in all respects, and the Administrative Agent shall be entitled to conclusively rely on such certification, absent manifest error. Notwithstanding anything in this section to the contrary, at any time on and after the occurrence of a Specified Event, the Borrower shall not be entitled to withdraw amounts from the Collateral Account except to the extent requested and used to fund (1) amounts set forth in the DIP Budget necessary for the Borrower to continue in operation (including, without limitation, fees, costs and expenditures made in the administration of the Bankruptcy Case), and (2) all administrative expenditures relating to work performed or goods or services delivered in connection with the Clipper Project in accordance with the Clipper Project Budget prior to the delivery of a DIP Termination Declaration (as defined in the Interim Order).”

(t) Section 2.06(a)(i) of the Credit Agreement is hereby amended such that the provision as a whole reads:

“(i) the Subsequent Clipper Project Amount shall automatically terminate upon the earlier of (A) the date that is thirty-five (35) days after the Closing Date if the Subsequent Clipper Availability Date has not occurred as of such date or (B) the making of the NM Loans allocable to such amount on the Subsequent Clipper Availability Date;”

(u) Section 2.06(a)(iii) of the Credit Agreement is hereby amended such that the provision as a whole reads:

“(iii) the Final DIP Budget Amount shall automatically terminate upon the earliest to occur of (A) the date that is thirty-five (35) days after the entry of the Interim Order if the Final Order has not been entered as of such date, (B) November 15, 2012 if the Final DIP Budget Availability Date has not occurred by such date and (C) the making of the NM Loans allocable to such amount on the Final DIP Budget Availability Date; and”

(v) Section 2.06(a)(iv) of the Credit Agreement is hereby amended such that the provision as a whole reads:

“(iv) the Additional DIP Budget Amount shall automatically terminate upon the earliest of (A) the date that is thirty-five (35) days after the entry of the Interim Order if the Final Order has not been entered as of such date, (B) January 15, 2013 if the Additional DIP Budget Availability Date has not occurred as of such date or (C) the making of the Additional DIP Budget Loans on the Additional DIP Budget Availability Date; and”

(w) Section 2.06(a) of the Credit Agreement is hereby amended by adding the following as clause (v) thereof:

“(v) the Additional NM Loan Amount shall automatically terminate upon the earliest of (A) March 15, 2013 if the Additional DIP Budget Availability Date has not occurred as of such date, (B) March 2, 2013 if the Borrower has not satisfied all of the conditions set forth in Section 9.07(b) or (C) the making of the NM Loans allocable to such amount on the Additional DIP Budget Availability Date.

(x) Section 3.02(d) of the Credit Agreement is hereby amended such that the provision as a whole reads:

“(d) Interest Payment Dates, etc. On the Interest Payment Date applicable to each Loan (i) Additional Interest shall be paid in kind on such date by being capitalized and added to the principal amount of such Loan and (ii) the remaining interest accrued thereon shall be payable in cash on such date. Once so paid, Additional Interest shall constitute principal of the Loans for all purposes under this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.”

(y) Section 3.04(c)(i) of the Credit Agreement is hereby amended such that the provision as a whole reads:

“(i) Not later than the first Business Day following the date that any Credit Party or Subsidiary thereof receives Net Available Cash or Net Cash Proceeds, as applicable, with respect to:

(A) any Asset Disposition, casualty or condemnation, the Borrower shall prepay the Loans, the Prepetition Hedge Obligations (to the extent required under the MBL Agreement) and/or permanently reduce the Commitments in accordance with Section 3.04(c)(iv) in an amount equal to 100% of such Net Available Cash or Net Cash Proceeds, as applicable; provided that, with respect to any such event occurring with respect to any Unrestricted Subsidiary, such prepayment shall be limited to an amount equal to that portion of the proceeds thereof after deducting the amount necessary to provide for payment of all Debt or other obligations of such Unrestricted Subsidiary the terms of which preclude distributions by such Unrestricted Subsidiary to the Borrower or any other Subsidiary thereof;

(B) dispositions described in clause (iv) of the definition of Asset Disposition that exceed $1,000,000 in any one transaction or series of related transactions or $6,000,000 during the term of this Agreement the Borrower shall prepay the Loans, the Prepetition Hedge Obligations (to the extent required under the MBL Agreement) and/or permanently reduce the Commitments in accordance with Section 3.04(c)(iv) in an amount equal to 100% of such Net Available Cash;

(C) any issuance or sale of Capital Stock or Debt (other than Debt permitted to be incurred pursuant to Section 9.02); the Borrower shall prepay the Loans, the Prepetition Hedge Obligations (to the extent required under the MBL Agreement) and/or permanently reduce the Commitments in accordance with Section 3.04(c)(iv) in an amount equal to 100% of such Net Available Cash or Net Cash Proceeds, as applicable; provided that, with respect to any such event occurring with respect to any Unrestricted Subsidiary, such prepayment shall be limited to an amount equal to that portion of the proceeds thereof after deducting the amount necessary to provide for payment of all Debt or other obligations of such Unrestricted Subsidiary the terms of which preclude distributions by such Unrestricted Subsidiary to the Borrower or any other Subsidiary thereof;

(D) any transaction described in clause (ix) of the definition of Asset Disposition made by ATP UK, the Borrower shall prepay the Loans, the Prepetition Hedge Obligations (to the extent required under the MBL Agreement) and/or permanently reduce the Commitments in accordance with Section 3.04(c)(iv) to the extent of the Net Available Cash or Net Cash Proceeds thereof, as applicable, in excess of, in the aggregate for all such transactions, the amount approved by the CRO up to $50,000,000; provided, that, in no event shall the prepayment required to be made in any one instance exceed the amount that may then be lawfully distributed to the Borrower as determined in accordance with applicable law and based on the judgment of the directors of ATP UK; or

(E) any transaction described in clause (ix) of the definition of Asset Disposition made by ATP Netherlands, the Borrower shall prepay the Loans, the Prepetition Hedge Obligations (to the extent required under the MBL Agreement) and/or permanently reduce the Commitments in accordance with Section 3.04(c)(iv) to the extent of the Net Available Cash or Net Cash Proceeds thereof, as applicable, in excess of, in the aggregate for all such transactions, the amount approved by the CRO up to $25,000,000; provided, that, in no event shall the prepayment required to be made in any one instance exceed the amount that may then be lawfully distributed to the Borrower as determined in accordance with applicable law and based on the judgment of the directors of ATP Netherlands.”

(z) Section 3.04(c)(ii) of the Credit Agreement is hereby amended such that the provision as a whole reads:

“(ii) Commencing July 15, 2013 (or March 15, 2013 if the conditions set forth in Section 9.07(b) are not met as and when required thereunder) and continuing on the fifteenth day of each month thereafter, the Borrower shall prepay the Loans in an amount equal to the amount by which (i) all Unrestricted Cash on Hand of the Borrower at such date, net of any escrowed funds (provided that if Total Cash Flow over the following four-week period as set forth in the DIP Budget at such time shows a net outflow of cash during such period, either at the end of any week within such period or in the aggregate during such period, an amount equal to the greatest net cash usage at the end of any such week or at the end of such period, will be deducted from such amount of Unrestricted Cash on Hand) exceeds (ii) $30,000,000. All such payments will be applied (A) first to the NM Loans until paid in full and (B) thereafter to Refinancing Loans until paid in full.”

(aa) Section 3.04(c)(iv) of the Credit Agreement is hereby amended such that the provision as a whole reads:

“(iv) Each prepayment of Loans, the Prepetition Hedge Obligations (to the extent required under the MBL Agreement) and/or reduction of Commitments made under paragraph (c)(i) shall be applied first, to the prepayment of all NM Loans, second, to permanently reduce the Commitments, and third, on a pro rata basis, to the prepayment of the Refinancing Loans and the Prepetition Hedge Obligations. Each prepayment of Loans, Prepetition Hedge Obligations and/or reduction of Commitments made under paragraph (c)(ii) shall be applied first, to the prepayment of all NM Loans (without reducing the Commitments), and second, on a pro rata basis, to the prepayment of the Refinancing Loans and the Prepetition Hedge Obligations (to the extent required under the MBL Agreement).”

(bb) Section 3.05 of the Credit Agreement is hereby amended by adding as subsection (d) thereof:

“(d) Exit Fee. The Borrower agrees to pay to each Qualified Lender or assignee thereof an exit fee equal to 1.00% of the aggregate amount of all Commitments (other than Commitments for the Additional NM Loans) and Interim Order Loans of such Qualified Lender (as such Loans may have been assigned), which fee is fully-earned as of the date such Commitment is made and due and payable upon the earlier to occur of (i) the Maturity Date or (ii) the payment in full of the Loans and termination of all remaining Commitments.”

(cc) Section 3.05 of the Credit Agreement is hereby amended by adding as subsection (e) thereof:

“(e) Additional NM Loan Closing Fee. The Borrower agrees to pay to each Qualified Lender or assignee thereof a closing fee equal to 2.00% of the amount of such Commitment, which fee is fully-earned as of the date such Commitment is made and due and payable upon the earlier to occur of (i) the Maturity Date or (i) the payment in full of the Loans and termination of all remaining Commitments.”

(dd) Section 7.07(a) of the Credit Agreement is hereby amended such that the provision as a whole reads:

“(a) Except as set forth on Schedule 7.07, each of the Borrower and each Restricted Subsidiary is in compliance with all Governmental Requirements applicable to it or its Property and all related governmental agreements and other related governmental instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.”

(ee) Section 7.21(d) of the Credit Agreement is hereby deleted.

(ff) The introductory portion of Section 7.21(e) is hereby amended such that the introductory portion of such provision reads:

“(e) Notwithstanding anything set forth in this Section 7.21 to the contrary, other than up to $100,000 of the Carve Out that may be used to pay Professional Fees of the Creditors’ Committee incurred in investigating the Prepetition Obligations and liens securing the Prepetition Obligations:”

(gg) Section 8.01(e)(iv) of the Credit Agreement is hereby amended such that the provision as a whole reads:

“(iv) Updates to DIP Budget. In form and substance satisfactory to the Required Lenders in their reasonable discretion, monthly updates, by the third Business Day of each month (and, during the period from the Subsequent DIP Budget Availability Date to the Additional DIP Budget Availability Date, weekly updates by the second Business Day of each week) to the monthly portion of the DIP Budget to reflect actual historical performance, variance reports and a roll forward of the initial 18 month period, as well as any adjustments in amounts approved by the Required Lenders in their reasonable discretion, and weekly updates (by the second Business Day of each week) to that portion of the DIP Budget consisting of the 13-week cash flow forecast, to reflect actual performance for the prior week, variance reports and a roll forward of the 13-week period, as well as any adjustments in amounts approved by the Required Lenders in their reasonable discretion.”

(hh) Section 8.01(e)(v) of the Credit Agreement is hereby amended such that the provision as a whole reads:

“(v) Project Budgets. Within (a) thirty (30) days after the Closing Date, the Clipper Project Budget in form and substance satisfactory to the Required Lenders in their reasonable discretion and (b) thirty (30) days after achievement of commercial operation at the Clipper Project, the Gomez #9 Project Budget in form and substance satisfactory to the Required Lenders in their reasonable discretion.”

(ii) Section 8.01(e)(vi) of the Credit Agreement is hereby amended such that the provision as a whole reads:

“(vi) Updates to Project Budgets. After delivery of the Project Budgets in accordance with clause (v) above, in form and substance satisfactory to the Required Lenders, monthly updates, by the first Business Day of each month, to each Project Budget to reflect actual historical performance, variance reports and a roll forward of the initial period covered thereby, as well as any adjustments in amounts approved by the Required Lenders in their reasonable discretion.”

(jj) Section 8.12(c) of the Credit Agreement is hereby amended such that the provision reads as a whole:

“(c) The Borrower shall at all times cooperate with the Approved Petroleum Engineers so as to enable them to produce all reports required by, or contemplated to be delivered under, this Agreement. Without limiting the foregoing, the Borrower shall (i) provide all necessary information to NSAI (including information reasonably requested by NSAI and such other information as the Borrower believes will be reasonably necessary for NSAI to prepare the Satisfactory APE Report as to the Telemark Project, the Clipper Project and the Gomez Project), on or before September 25, 2012 and (ii) use its best efforts to cooperate with NSAI in connection with its preparation of the Satisfactory APE Report as to the Telemark Project, the Clipper Project and the Gomez Project, anticipated to be delivered on or before October 10, 2012.”

(kk) Section 8.17 of the Credit Agreement is hereby amended such that the provision as a whole reads:

“8.17 CRO. On or before September 14, 2012, the Borrower shall have filed with the Bankruptcy Court an application to appoint a CRO. The Borrower shall confer with the Administrative Agent and Required Lenders in selecting a CRO. Once approved by the Bankruptcy Court and appointed, the Borrower shall permit the Administrative Agent and Lenders to communicate directly with the CRO.”

(ll) Section 8.18 of the Credit Agreement is hereby amended such that the provision as a whole reads:

“8.18 Commodity Agreements. No later than 15 Business Days after the date that the Final Order is entered the Borrower shall have entered into Commodity Arrangements reasonably satisfactory to the Administrative Agent and the Required Lenders covering at least 50% of the oil and gas that is attributable to the Borrower’s Net Revenue Interest share of production projected to be produced for a period of between 6 and 12 months from the Closing Date, so long as the establishment costs relating to such commodity hedging arrangements shall at no time exceed in the aggregate $3,000,000. Such commodity hedging transactions may include collars for volumes attributable to 50% of the Borrower’s interest in production, net of volumes attributable to lessors’ royalties, Production Payments and Reserve Sales; and puts for volumes attributable to 50% of the Borrower’s Net Revenue Interest in production.”

(mm) Section 8.19(a) of the Credit Agreement is hereby amended such that the provision as a whole reads:

“(a) Monthly Measurement. The Borrower shall comply with the following financial covenant and to evidence such compliance, shall provide to the Administrative Agent and each Lender not later than three (3) Business Days after receipt by the Borrower of the buyer remittance reports relating to the month then ended, but in no event more than 30 days after the end of the prior month, a certificate of a Financial Officer evidencing that, when measured as of the end of the such month, the Borrower has produced no less than the BOE per day (on a monthly average basis) specified on Schedule 8.19 for such month; provided that all such minimum amounts shall be adjusted on a reasonable basis for a period not to exceed sixty (60) days based on outages due to Acts of God.”

(nn) Section 9.02(h) of the Credit Agreement is hereby amended such that the provision as a whole reads:

“(h) Debt consisting of surety bonds or other financial assurances or security in favor of the BOEM (the “BOEM Bonds”); provided that as of any date of determination, the cumulative amount of expenditures and/or security (including any cash collateral deposits) incurred or provided to support or otherwise obtain the issuance of BOEM Bonds, plus the amount of plugging and abandonment expenditures, during the period from and including the Petition Date through and including the date of determination shall not exceed 110% of the amount specified for such type of bonding or collateral requirements and plugging and abandonment expenses in the DIP Budget for such period.”

(oo) Section 9.07 of the Credit Agreement is hereby amended such that the provision as a whole reads:

“9.07 Capital Expenditures. The Borrower will not, and will not permit any Credit Party or Restricted Subsidiary to make or contract to make any Capital Expenditures other than as permitted under the DIP Budget and the applicable Project Budgets; provided, that:

(a) with respect to any Capital Expenditure or series of related Capital Expenditures in excess of $1,000,000 the CRO shall have approved such Capital Expenditure(s); and

(b) no Capital Expenditures with respect to the Gomez #9 Project may be made unless the following conditions are satisfied on or before March 2, 2013:

(i) the Lenders have received (A) a Satisfactory APE Report with respect to the Gomez #9 Project, (B) a Satisfactory APE Report as to the Telemark Project, the Gomez Project and the Clipper Project and (C) an updated report by NSAI with respect to the Telemark Project, the Gomez Project and the Clipper Project as of February 1, 2013 showing an aggregate PV-10 value utilizing the then current forward pricing strip of at least $1,150,000,000 and total net proven reserves (on an MBOE basis for the life of the fields) of not less than the result of 56,000 minus actual production during the period from the date used in the prior NSAI report to January 31, 2013;

(ii) the Lenders shall have received the Gomez #9 Project Budget and the Required Lenders shall be satisfied, in their sole and absolute discretion, with such Budget;

(iii) the CRO shall have assessed the costs, benefits and feasibility of the Gomez #9 Project and confirmed to the Lenders his opinion that (A) the Gomez #9 Project is viable and feasible in accordance with the Gomez #9 Budget and DIP Budget on the timeline proposed by the Borrower, (B) the Gomez #9 Project will improve the Borrower’s likelihood of emergence under a Reorganization Plan, and (C) after giving effect to the Gomez #9 Project Capital Expenditures, the Borrower will be able to repay the Indebtedness in full in cash; and

(iv) actual production volume at the Clipper Project is within a 10% negative variance of the projected volumes set forth on Schedule G-1 for a sixty (60) day period following achievement of commercial operation at the Clipper Project.

(pp) Section 9.16 of the Credit Agreement is hereby amended such that the provision as a whole reads:

“9.16 Amendments to Certain Agreements. The Borrower shall not, and shall not permit any other Credit Party or Restricted Subsidiary to amend, amend and restate, supplement or otherwise modify the MBL Agreement, any Platform

Use Agreement or any agreement set forth on Schedule 9.11 (which, as of the Closing Date and until the date that is 30 days after the Closing Date, shall be copies of the “Divisions of Interests” for the Borrower’s oil and gas leases, and on and after the date that is 30 days after the Closing Date, shall be a description of all such agreements) or otherwise governing any Production Payments and Reserve Sales, overriding royalty interest, net profits interest or other similar arrangement in a manner that would materially increase or extend the Borrower’s monetary obligations thereunder.”

(qq) Section 10.01(g) of the Credit Agreement is hereby amended such that the provision reads as a whole:

“(g) the Bankruptcy Court shall enter, or the Borrower shall seek or support the entry of, any order (i) amending, supplementing, altering, staying, vacating, rescinding or otherwise modifying the Interim Order or the Final Order in any manner adverse to the interest of the Lenders or Agents, (ii) appointing a Chapter 11 trustee, a responsible officer or an examiner pursuant to Section 1104 of the Bankruptcy Code with enlarged powers relating to the operation of the business of the Borrower (powers beyond those set forth in Section 1106(a)(3) and (4) and 1106(b) of the Bankruptcy Code) of the Bankruptcy Code in the Bankruptcy Case, (iii) dismissing the Bankruptcy Case or converting the Bankruptcy Case to a Chapter 7 case, (iv) granting relief from the automatic stay to any creditor or creditors holding or asserting a Lien or Liens or reclamation claim(s) on the assets of the Borrower to permit such creditor or creditors to foreclose upon or to reclaim Collateral with a value in excess of $3,000,000 in any one instance or in the aggregate for all such events, or to any Person to permit actions that would have a material adverse effect on the Borrower or its estate, (v) except with respect to a Permitted Sale, approving the sale, transfer, lease, exchange, alienation or other disposition of all or substantially all of the assets, properties or Capital Stock or other equity interests of the Borrower pursuant to Section 363 of the Bankruptcy Code or otherwise, without the consent of the Required Lenders, or (vi) terminating the Borrower’s use of Cash Collateral.”

(rr) Section 10.01(w) of the Credit Agreement is hereby amended such that the provision reads as a whole:

“(w) the assertion (or support) by or on behalf of any Credit Party of any investigation, claim or action against (i) the Agents, the Arranger or the Lenders or (ii) the Prepetition Agent or the holders of the Prepetition Obligations (other than, in the case of clause (ii) only, a customary claim and lien investigation conducted by the Creditors’ Committee for a period of no longer than 90 days from the date of the initial appointment of the Creditors’ Committee (unless such period is otherwise extended by the Bankruptcy Court, upon a notice and hearing for good cause, for an additional 30 days).”

(ss) Section 10.01(x) of the Credit Agreement is hereby amended such that the provision reads as a whole “(x) [reserved].”

(tt) Section 10.01(z) of the Credit Agreement is hereby amended such that the provision reads as a whole:

“(z) (i) except to the extent the hearing with respect thereto is delayed at the request of the Administrative Agent (made at the direction of the Required Lenders), an order of the Bankruptcy Court approving the engagement and appointment of a CRO shall not have been entered on or before the date that is sixty (60) days after the Petition Date and failure of the Borrower to have in fact engaged and appointed, such CRO on or before such date, (ii) the terms of the CRO’s engagement as entered into by the Borrower and approved by the Bankruptcy Court include a scope of services inconsistent with the application made by the Borrower and filed with the Bankruptcy Court on September 14, 2012 or (iii) upon the termination, death or disability of the CRO, (A) the Borrower shall fail to file an application to retain a replacement CRO and seek expedited hearing of such application within 10 days after such termination, death or disability or (B) the Bankruptcy Court has not entered an order approving the retention of such replacement CRO within 30 days after such termination, death or disability.”

(uu) Annex I of the Credit Agreement is hereby amended by deleting the current annex and replacing it with the revised Annex I attached to this Amendment.

(vv) Schedule 7.14 of the Credit Agreement is hereby amended by deleting the current schedule and replacing it with the revised Schedule 7.14 attached to this Amendment.

(ww) Schedule 8.19 of the Credit Agreement is hereby amended by deleting the current schedule and replacing it with the revised Schedule 8.19 attached to this Amendment.

(xx) Schedule 10.01 of the Credit Agreement is hereby amended by deleting the current schedule and replacing it with the revised Schedule 10.01 attached to this Amendment.

SECTION 3. Bankruptcy Court. The Borrower hereby agrees to file a motion with the Bankruptcy Court, in form and substance satisfactory to the Administrative Agent and the Required Lenders, seeking approval of this Amendment.

SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower hereby represents and warrants to each Lender and to the Administrative Agent that, after giving effect to this Amendment:

(a) the representations and warranties of each Loan Party contained in any Loan Document are true and correct in all material respects on and as of the Amendment Effective Date (as defined below) to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date; and

(b) as of the Amendment Effective Date, no Default or Event of Default has occurred and is continuing.

SECTION 5. Conditions to Effectiveness. This Amendment shall become effective on and as of the date on which each of the following conditions precedent is satisfied in full (such date, the “Amendment Effective Date”):

(a) The Administrative Agent (or its counsel) shall have received duly executed counterparts hereof that, when taken together, bear the authorized signatures of the Borrower, the Required Lenders and each Lender providing a Commitment to make Additional NM Loans.

(b) The Administrative Agent shall have received agreements from Lenders to provide an aggregate of $25,000,000 of Commitments for Additional NM Loans.

(c) The Administrative Agent and the Lenders shall have received all amounts due and payable on or prior to the Amendment Effective Date, including reimbursement or payment of all expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document and the Borrower shall have confirmed its acceptance of the terms of engagement by certain Lenders of Houlihan Lokey Capital, Inc.

(d) The Required Lenders shall have received and be satisfied, in their sole and absolute discretion, with the DIP Budget revised as of the date hereof and the Clipper Budget.

(e) The Administrative Agent (or its counsel) shall have received a duly executed secretary’s certificate attaching resolutions of the Borrower’s board of directors approving this Amendment.

(f) The Administrative Agent (or its counsel) shall have received customary opinions of counsel to the Borrower with respect to this Amendment.

(g) The Bankruptcy Court shall have entered an order, in form and substance satisfactory to the Administrative Agent and the Required Lenders, approving this Amendment.

SECTION 6. Effect of Amendment. Except as specifically waived or amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. On and after the Amendment Effective Date, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 7. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND THE BANKRUPTCY CODE.

SECTION 8. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed signature page to this Amendment by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually signed counterpart of this Amendment.

SECTION 9. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

ATP OIL & GAS CORPORATION, as debtor and debtor-in-possession,

by	/s/ Albert L. Reese, Jr.
Name: Albert L. Reese, Jr.
Title: Chief Financial Officer and Treasurer

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent,

by	/s/ Ari Bruger
Name: Ari Bruger
Title: Vice President

by	/s/ Michael D. Spaight
Name: Michael D. Spaight
Title: Associate

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF SEPTEMBER 21, 2012, IN RESPECT OF THE SENIOR SECURED SUPER PRIORITY PRIMING DEBTOR IN POSSESSION CREDIT AGREEMENT DATED AS OF AUGUST 29, 2012, AMONG ATP OIL & GAS CORPORATION, AS DEBTOR AND DEBTOR-IN-POSSESSION, THE LENDERS FROM TIME TO TIME PARTY THERETO AND CREDIT SUISSE AG, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

Lender Name:	Credit Suisse Loan Funding LLC

	by	/s/ Barry Zamore
Name: Barry Zamore
Title: Managing Director

For any Lender requiring a second signature line:

	by	/s/ Robert Healey
Name: Robert Healey
Title: Authorized Signatory

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF SEPTEMBER 21, 2012, IN RESPECT OF THE SENIOR SECURED SUPER PRIORITY PRIMING DEBTOR IN POSSESSION CREDIT AGREEMENT DATED AS OF AUGUST 29, 2012, AMONG ATP OIL & GAS CORPORATION, AS DEBTOR AND DEBTOR IN POSSESSION, THE LENDERS FROM TIME TO TIME PARTY THERETO AND CREDIT SUISSE AG, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

Lender Name: MSD CREDIT OPPORTUNITY MASTER FUND, L.P.

By:	/s/ Mark R. Lisker
Name:	Marc R. Lisker
Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF SEPTEMBER 21, 2012, IN RESPECT OF THE SENIOR SECURED SUPER PRIORITY PRIMING DEBTOR IN POSSESSION CREDIT AGREEMENT DATED AS OF AUGUST 29, 2012, AMONG ATP OIL & GAS CORPORATION, AS DEBTOR AND DEBTOR IN POSSESSION, THE LENDERS FROM TIME TO TIME PARTY THERETO AND CREDIT SUISSE AG, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

Lender Name: MSD AND SLD CHARITABLE TRUSTS INVESTING PARTNERSHIP

By:	/s/ Mark R. Lisker
Name:	Marc R. Lisker
Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF SEPTEMBER 21, 2012, IN RESPECT OF THE SENIOR SECURED SUPER PRIORITY PRIMING DEBTOR IN POSSESSION CREDIT AGREEMENT DATED AS OF AUGUST 29, 2012, AMONG ATP OIL & GAS CORPORATION, AS DEBTOR AND DEBTOR IN POSSESSION, THE LENDERS FROM TIME TO TIME PARTY THERETO AND CREDIT SUISSE AG, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

Lender Name: AUSTIN I LLC

By:	/s/ Mark R. Lisker
Name:	Marc R. Lisker
Title:	General Counsel

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF SEPTEMBER 21, 2012, IN RESPECT OF THE SENIOR SECURED SUPER PRIORITY PRIMING DEBTOR IN POSSESSION CREDIT AGREEMENT DATED AS OF AUGUST 29, 2012, AMONG ATP OIL & GAS CORPORATION, AS DEBTOR AND DEBTOR IN POSSESSION, THE LENDERS FROM TIME TO TIME PARTY THERETO AND CREDIT SUISSE AG, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

Lender Name: DOUBLE MAKO INVESTMENTS, LLC

By:	/s/ Mark R. Lisker
Name:	Marc R. Lisker
Title:	General Counsel

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF SEPTEMBER 21, 2012, IN RESPECT OF THE SENIOR SECURED SUPER PRIORITY PRIMING DEBTOR IN POSSESSION CREDIT AGREEMENT DATED AS OF AUGUST 29, 2012, AMONG ATP OIL & GAS CORPORATION, AS DEBTOR AND DEBTOR IN POSSESSION, THE LENDERS FROM TIME TO TIME PARTY THERETO AND CREDIT SUISSE AG, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

Lender Name: TINTORETTO INVESTMENTS, LLC

By:	/s/ Mark R. Lisker
Name:	Marc R. Lisker
Title:	General Counsel

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF SEPTEMBER 21, 2012, IN RESPECT OF THE SENIOR SECURED SUPER PRIORITY PRIMING DEBTOR IN POSSESSION CREDIT AGREEMENT DATED AS OF AUGUST 29, 2012, AMONG ATP OIL & GAS CORPORATION, AS DEBTOR AND DEBTOR IN POSSESSION, THE LENDERS FROM TIME TO TIME PARTY THERETO AND CREDIT SUISSE AG, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

Lender Name: FORTRESS CREDIT INVESTMENTS I LTD.,

By:	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	Director

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF SEPTEMBER 21, 2012, IN RESPECT OF THE SENIOR SECURED SUPER PRIORITY PRIMING DEBTOR IN POSSESSION CREDIT AGREEMENT DATED AS OF AUGUST 29, 2012, AMONG ATP OIL & GAS CORPORATION, AS DEBTOR AND DEBTOR IN POSSESSION, THE LENDERS FROM TIME TO TIME PARTY THERETO AND CREDIT SUISSE AG, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

Lender Name: FORTRESS CREDIT INVESTMENTS II LTD.,

By:	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	Director

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF SEPTEMBER 21, 2012, IN RESPECT OF THE SENIOR SECURED SUPER PRIORITY PRIMING DEBTOR IN POSSESSION CREDIT AGREEMENT DATED AS OF AUGUST 29, 2012, AMONG ATP OIL & GAS CORPORATION, AS DEBTOR AND DEBTOR IN POSSESSION, THE LENDERS FROM TIME TO TIME PARTY THERETO AND CREDIT SUISSE AG, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

Lender Name: FORTRESS CREDIT OPPORTUNITIES I LP

By: FORTRESS CREDIT OPPORTUNITIES I GP

Its: General Partner

By:	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	President

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF SEPTEMBER 21, 2012, IN RESPECT OF THE SENIOR SECURED SUPER PRIORITY PRIMING DEBTOR IN POSSESSION CREDIT AGREEMENT DATED AS OF AUGUST 29, 2012, AMONG ATP OIL & GAS CORPORATION, AS DEBTOR AND DEBTOR IN POSSESSION, THE LENDERS FROM TIME TO TIME PARTY THERETO AND CREDIT SUISSE AG, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

Lender Name: KLS PERFORMANCE FUND LTD.

By: KLS Diversified Asset Management LP, its investment manager

By:	/s/ Michael Zarrilli
Name:	Michael Zarrilli
Title:	COO

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF SEPTEMBER 21, 2012, IN RESPECT OF THE SENIOR SECURED SUPER PRIORITY PRIMING DEBTOR IN POSSESSION CREDIT AGREEMENT DATED AS OF AUGUST 29, 2012, AMONG ATP OIL & GAS CORPORATION, AS DEBTOR AND DEBTOR IN POSSESSION, THE LENDERS FROM TIME TO TIME PARTY THERETO AND CREDIT SUISSE AG, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

Lender Name: KLS DIVERSIFIED MASTER FUND L.P.

By: KLS Diversified Asset Management LP,
its investment manager

By:	/s/ Michael Zarrilli
Name:	Michael Zarrilli
Title:	COO

ANNEX I

See attached.

SCHEDULE 7.14

Subsidiaries and Partnerships

ATP Energy, Inc., Domestic – 100% owned by Borrower, Restricted Subsidiary

ATP Oil & Gas (UK) Limited, Foreign – 100% owned by Borrower, Restricted Subsidiary

ATP Oil & Gas (Netherlands) B.V., Foreign – 100% owned by Borrower, Restricted Subsidiary

ATP Holdco, LLC, Domestic – 100% owned by Borrower, Unrestricted Subsidiary

ATP Titan Holdco, LLC, Domestic – 100% owned by Borrower, Unrestricted Subsidiary

ATP Titan, LLC, Domestic—100% owned by Borrower, Unrestricted Subsidiary

ATP Exploration, Domestic – 100% owned by Borrower (not capitalized), Unrestricted Subsidiary

ATP East Med B.V., Foreign – owned by ATP Oil & Gas (Netherlands) B.V., Restricted Subsidiary

ATP East Med Number 1 B.V., Foreign – owned by ATP Oil & Gas (Netherlands) B.V., Restricted Subsidiary

ATP East Med Number 2 B.V., Foreign – owned by ATP East Med B.V., Restricted Subsidiary

ATP East Med Number 3 B.V., Foreign – owned by ATP East Med B.V., Restricted Subsidiary

ATP East Med Number 4 B.V., Foreign – owned by ATP East Med B.V., Restricted Subsidiary

ATP IP- GP, LLC, Domestic – 100% owned by ATP Holdco, LLC, Unrestricted Subsidiary

ATP IP- LP, LLC, Domestic – 100% owned by ATP Holdco, LLC, Unrestricted Subsidiary

ATP INFRASTRUCTURE PARTNERS, L.P., Domestic – Unrestricted Subsidiary

2% owned by ATP IP-GP, LLC, and

49% owned by ATP IP-LP, LLC

SCHEDULE 8.19

Minimum Monthly Average and

Rolling Four-Week Average of Barrels of Oil Equivalent Per Day

See attached.

SCHEDULE 10.01

Milestones

1.	If a Specified Event has not occurred, then:

Due Date	Milestone
(a) On or before the date that is 330 days after the Petition Date	File the Reorganization Plan and related disclosure statement, which shall have been approved by the Lenders.

(b) On or before the date that is 375 days after the Petition Date	Either obtain entry by the Bankruptcy Court of an order (i) approving the disclosure statement for the Reorganization Plan or (ii) approving bid procedures for a Permitted Sale.

(c) On or before the date that is 420 days after the Petition Date	Either obtain entry by the Bankruptcy Court of an order (i) confirming the Reorganization Plan or (ii) approving a Permitted Sale.

or

2.	If a Specified Event has occurred, then:

Due Date	Milestone
(a) On or before the date that is 20 days after the first occurrence of a Specified Event:	Prepare a data room and begin dissemination of an information memorandum to a list of potential interested parties.

(b) On or before the date that is 60 days after the first occurrence of a Specified Event:	Either (i) file with the Bankruptcy Court a motion (the “Sale Motion”) to consummate a Permitted Sale to a stalking horse bidder or in an open auction process on terms acceptable to the Required Lenders or (ii) file the Reorganization Plan and related disclosure statement, which shall have been approved by the Lenders and include committed financing for the implementation of the Reorganization Plan (an “Approved Plan”).

(c) On or before the date that is 85 days after the first occurrence of a Specified Event:	The Bankruptcy Court shall have entered an order approving bid procedures for a Permitted Sale described in item (b)(i) above, which bid procedures are acceptable to the Required Lenders.

Due Date	Milestone
(d) If an Approved Plan is filed, then on or before the date that is 95 days after the first occurrence of a Specified Event:	The Bankruptcy Court shall have entered an order approving the disclosure statement for such Approved Plan.

(e) Unless items (b), as to an Approved Plan, and (d) shall have been complied with, on or before the date that is 110 days after the first occurrence of a Specified Event:	The Bankruptcy Court shall have entered an order approving the Permitted Sale described in item (b)(i) above.

(f) On or before the date that is 120 days after the first occurrence of a Specified Event:	The Borrower shall have consummated the Permitted Sale described in item (b)(i) above.

(g) If item (f) has not been complied with, then on or before the date that is 130 days after the first occurrence of a Specified Event:	The Bankruptcy Court shall have entered an order confirming the Approved Plan with an effective date no later than 15 days thereafter.